UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 17, 2011
Date of Report (Date of earliest event reported)
Medicis Pharmaceutical Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-14471	52-1574808
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)
7720 North Dobson Road
Scottsdale, Arizona 85256
(Address of principal executive offices) (Zip Code)
(602) 808-8800
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
Medicis Pharmaceutical Corporation (the “Company”) is filing this Amendment on Form 8-K/A (the “Amendment”) to the Company’s Current Report filed on May 23, 2011 (the “Original 8-K”) for the sole purpose of disclosing the Company’s decision regarding the frequency of future stockholder non-binding advisory votes on the compensation of the Company’s named executive officers. No other changes have been made to the Original 8-K.
Item 5.07 Submission of Matters to a Vote of Security Holders.
As previously reported, at the Company’s 2011 Annual Meeting of Stockholders held on May 17, 2011 (the “Annual Meeting”), the stockholders approved, on an advisory basis, every 1 Year as the frequency of an advisory vote on the compensation of the Company’s named executive officers (the “say-on-pay vote”). In light of this result and other factors considered by the Company’s Board of Directors (the “Board”), the Board has determined that the say-on-pay vote will occur on an annual basis.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2011	By:	/s/ Seth L. Rodner
		Name:	Seth L. Rodner
		Title:	Senior Vice President, General Counsel and Corporate Secretary